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                                                                    EXHIBIT 5.01
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                               Fenwick & West LLP
                              Two Palo Alto Square
                              Palo Alto,  CA 94306

                                  July 6, 1998

VeriSign, Inc.
1390 Shorebird Way
Mountain View, CA  94043


Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about July 6, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 208,809 shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of options of SecureIT, Inc., a Georgia corporation, being assumed by you pursuant to that certain Agreement and Plan of Reorganization dated July 6, 1998 among SecureIT, Inc., the shareholders of SecureIT, Inc., and you. In rendering this opinion, we have examined the following:

     (1) your registration statement on Form S-1 (File Number 333-40789), filed with the Commission and declared effective on January 29, 1998, together with the Exhibits filed as a part thereof;

     (2) your registration statement on Form 8-A (File Number 000-23593) filed with the Commission on January 6, 1998 and declared effective on January 29, 1998;

     (3) the Registration Statement, together with the Exhibits filed as a part thereof;

     (4)  the Prospectus prepared in connection with the Registration Statement;

     (5) the resolutions approved by your Board of Directors at a meeting held on July 2, 1998 and the resolutions approved by the Special Acquisition Committee of your Board of Directors at a meeting held on July 5, 1998;

     (6)  the stock records that you have provided to us; and

     (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any
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VeriSign, Inc.
July 6, 1998
Page 2


documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts
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that would lead us to believe that the opinion expressed herein is not accurate.

     Based upon the foregoing, it is our opinion that the Stock that may be issued and sold by you upon the exercise of assumed SecureIT, Inc. options, when issued and sold in accordance with the terms of such options and purchase agreements to be entered into thereunder, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus prepared in connection therewith and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,

                              /s/ FENWICK & WEST LLP


                              FENWICK & WEST LLP